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                                                                    Exhibit 10.9


                      FINANCIAL ADVISORY SERVICES AGREEMENT


THIS AGREEMENT, made and entered into this 25th day of February, 1997, by and between MARCH MOTORS MANUFACTURING COMPANY ("MMM"), a Minnesota corporation headquartered in suburban Minneapolis, Minnesota, USA and AUSTIN FRIARS SECURITIES LIMITED ("AFS"), a company registered in England, UK number 2205736;

WITNESSETH WHEREAS MMM is engaged in the development, production and marketing of high quality motorcycle products and accessories for sale in the USA and most overseas international regions and the design, development and production of such motorcycle products will be carried on primarily in the United Kingdom ("UK) under contract with experienced engine and motor frame designers and manufacturers;

FURTHER WHEREAS, AFS for many years has been involved in the business of corporate finance and investment banking and incident thereto AFS has provided professional financial advisory services to numerous companies both in the UK, the USA;

FURTHER WHEREAS, MMM desires to retain the advisory services of AFS to assist with financial and venture capital transactions, develop a well-known image for MMM among the international investment community, assist with the promotion of MMM products, and advised regarding any future acquisitions of MMM; and

FURTHER WHEREAS, AFS is willing to be employed in such an advisory services capacity for MMM on the terms and conditions contained in this agreement.

NOW THEREFORE, for MMM's consideration and upon the mutual covenants and promises contained in this Agreement, the parties hereto agree as follows:

1. Both parties hereto acknowledge that AFS has performed advisory services to MMM during it's star up development stage which transpired during 1996, particularly in assisting MMM in meeting and entering into key relationships with the entities who are currently designing and developing MMM's motorcycle products. Accordingly, part of the consideration being given by MMM pursuant to this Agreement is to fulfill these accrued obligations of MMM toward AFS for the services extended by them to MMM during 1996 and early 1997 until the date of execution of this agreement.


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2.          Engagement Period

            The services to be provided by AFS for MMM incident to this Agreement shall be for a term commencing on the date hereof and terminating 12 months from that date, and shall continue on a month by month basis thereafter until terminated by either party hereto upon 30 days written notice.

3.          Retention of AFS

            During the engagement period of the Agreement, MMM shall retain, and does hereby retain, AFS to provide corporate finance and investment banking services to MMM including but not limited to the following;

            i) Any structural reorganizations or recapitalisations of MMM or its British subsidiary deemed necessary to further the growth and visibility of MMM in its industry and with the general investment community;

           ii) Advice to MMM regarding any future capital raising, whether through debt or equity placements, including introductions of MMM's officers and agents to key UK and European contacts for their potential involvement in private or public placements of securities of MMM and its products and future business strategies;

          iii) AFS will assist MMM with the preparation of a Research Report for use in the investment banking and financial communities, which report shall contain a comprehensive description of MMM and its products and future business strategies;

           iv) AFS will use its best efforts to promote the business plan and products of MMM within the investment community of the UK and certain European venues where AFS conducts its investment banking transactions;

            v)    Liaison  services  between MMM and its UK  associates  who are
                  developing   and  producing  the  engines  and  body  for  its
                  motorcycle products;

           vi) Assistance in the future to enable MMM's voting securities to be admitted to the Official List of the London Stock Exchange, of which AFS is a limited corporate member;

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            vii)  Acquisition  services  regarding  any  future  acquisition  or merger transactions between MMM and the UK or other overseas companies which would develop in a synergistic and beneficial result to both parties of any such business combination, which in certain cases may include the actual negotiating of such business combination of behalf of MMM.


4.          Compensation

            For such advisory services, AFS shall receive:

            i) One hundred thousand (100,000) common shares of MMM, which shall be issued and delivered promptly after the execution of this agreement by the parties hereto, and after such issuance and delivery to AFS, all of such shares shall be fully paid and nonassessable. AFS acknowledges hereby that such common stock shall be issued by MMM in restricted form and shall not be freely tradable unless subsequently registered or meeting an appropriate exemption from such registration under any applicable securities laws and regulations.

            ii) Incident to any acquisition undertaken by MMM due to the services of AFS, MMM shall pay AFS a merger of business combination fee being the understanding of the parties hereto that most likely such merger compensation will be based upon a standard percentage fee depending upon the value of such transaction to MMM.

            iii) AFS shall be completely reimbursed for any expenses incurred by AFS due to its performance of advisory services herunder for the benefit of MMM.

5.          General

            i) Notices - Any notice to be given thereunder by either party to the other party shall be in English and be sent by airmail to the address set forth on the execution page of this agreement, or to such further amended address as given in writing by either party hereto to the other party from time to time.

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            ii)   Severability   -  If  any  provision  of  this   Agreement  or
                  obligation arising hereunder is determined to be invalid, void or unenforceable or any reason, all remaining provisions shall nevertheless continue in full force without being invalidated or impaired in any way.

            iii) Governing Law and Language - This Agreement shall be governed and interpreted under the laws of the state of Minnesota and controlled in all respects by the English language.

            iv) Non-Waiver of Rights - The failure of either party hereto to enforce any of the provisions of this Agreement shall not be considered any kind of a waiver of such provisions of this Agreement or the right of such party thereafter to enforce any provisions of this Agreement.

            v) Entire Agreement - This Agreement constitutes the entire and only agreement between the parties hereto relating to the matters contemplated herein, and supersedes and cancels any prior agreement, understandings, commitments, negotiations and/or representations in respect thereto, whether written or oral; and this Agreement may not be released, discharged, abandoned, changed or modified in any manner except by mutual consent of all parties hereto in writing.

            vi) Assignment - This Agreement cannot be assigned by either party hereto without the express written consent of the other party. This Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, successors and permitted assigns.






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IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be entered into on the date first above written and executed by their respective duly authorized representatives.

SIGNED by:


    P.D. Rickett
----------------------
P.D. RICKETT, Director
for and on behalf of
AUSTIN FRIARS SECURITIES LIMITED
Austin Friars House
2-6 Austin Friars
London EC2N 2HE





SIGNED by:
    James D. Kramer
----------------------
JAMES D. KROMER, president
for and on behalf of
MARCH MOTORS MANUFACTURING COMPANY
Address
7667 Equitable Drive
Eden Prairie, MN 55344